EXHIBIT 23(a)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 33-68762, 33-74638, 33-86720, 33-91918, 33-93466,
33-64289, 333-15165,  333-26155,  333-46818,  333-47359,  333-62909,  333-80813,
333-82046,   333-106,344,   333-109946  and  333-110578)  and  Forms  S-8  (Nos.
333-38373, 333-64312, 333-96435, 333-92130, 333-97749) of Pharmos Corporation of
our report dated February 6, 2004 (except for the last paragraph of Note 19 which is dated March 3, 2004, relating to the consolidated financial statements, which appears in this Form 10-K.


PricewaterhouseCoopers LLP
New York, New York
February 6, 2004








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